Exhibit 5.1

September 19, 2024

Hawaiian Electric Industries, Inc.
1001 Bishop Street, Suite 2900
Honolulu, Hawaii 96813

Re:      Registration Statement on Form S-3 for Hawaiian Electric Industries, Inc.

Ladies and Gentlemen:

Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”), filed a Registration Statement on Form S-3ASR (File No. 333-282206) (together with the exhibits thereto, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on September 19, 2024, relating to the issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of (among other things) shares of common stock of the Company, without par value (the “Common Stock”), having an aggregate offering price of up to $250,000,000 and which are subject to sale pursuant to the Distribution Agreement (the “Distribution Agreement”) (such shares of Common Stock, the “Shares”), dated as of September 19, 2024, by and among the Company and Wells Fargo Securities, LLC, Barclays Capital Inc. and Guggenheim Securities, LLC, as agents.

This opinion letter is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the Shares.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of: (i) the Registration Statement; (ii) the prospectus, dated September 19, 2024 (the “Base Prospectus”); (iii) the prospectus supplement, dated September 19, 2024 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”); (iv) the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, each as amended to date; (v) the resolutions of the Board of Directors of the Company (the “Board”), dated as of August 30, 2024, relating to the authorization of the issuance and sale of the Shares in accordance with the terms of the Distribution Agreement and the filing of the Prospectus (the “Resolutions”); (vi) a Certificate of Good Standing for the Company, dated as of August 27, 2024, issued by the Hawaii Department of Commerce and Consumer Affairs - Business Registration Division; and (vii) the Distribution Agreement. To the extent that I have deemed appropriate or necessary as a basis for the opinions set forth herein, I have also examined originals or copies, certified or otherwise identified to my satisfaction, of other records, agreements and documents of the Company.

In my examination, I have assumed for the purposes of this opinion: (i) the legal capacity of all natural persons; (ii) the genuineness and authenticity of all signatures on original documents; (iii) the authenticity, accuracy and completeness of all documents reviewed as originals; (iv) the conformity to authentic, accurate and complete originals of all documents reviewed as copies of originals; and (v) the authenticity, accuracy and completeness of any certificates of public officials. I have also assumed that (i) each Share issued and sold pursuant to the Distribution Agreement shall be at a sale price or prices authorized by the Board or a duly designated committee thereof in accordance with the Resolutions and (ii) upon sale and delivery, valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the share register of the Company.

I am a member of the Bar of the State of Hawaii and the opinion expressed herein is limited in all respects to matters governed by the laws of the State of Hawaii.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that:

1.	The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii.

2.	The Shares have been duly authorized by all necessary corporate action on the part of the Company and, when (a) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock shall have been properly issued) and (b) the Common Stock has been issued and delivered on behalf of the Company against payment therefor in accordance with the Distribution Agreement, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Form 8-K filed by the Company with the Commission on or about the date hereof, to the incorporation of this opinion into the Registration Statement and to the reference to me in the Prospectus relating to the offering of the Shares under the heading “Legal Matters.” In giving such consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations thereunder promulgated by the Commission.

Very truly yours,

/s/ Kurt K. Murao

Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Hawaiian Electric Industries, Inc.